UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01               Regulation FD Disclosure

On September 23, 2009, Alexandria Real Estate Equities, Inc. (the “Company”) announced that it is commencing an underwritten public offering of 3,000,000 shares of common stock.  The offering price and other terms are be determined by negotiations between the Company and the underwriters.  The Company expects to grant the underwriters a thirty-day option to purchase up to 450,000 additional shares to cover over-allotments, if any.

Following the pricing of the offering, the Company expects to update its guidance for funds from operations (“FFO”) per share (diluted) and earnings per share (diluted).  Such guidance will depend upon the final terms of the offering of common stock and the final size of the offering, among other factors.

Based on the Company’s current view of existing market conditions, the expected terms and size of the offering, and certain current assumptions and estimates, the Company expects that its updated guidance for FFO per share (diluted) and earnings per share (diluted) will be within the following ranges:

2009
FFO per share (diluted)	$5.54 - $5.56
Earnings per share (diluted)	$2.57 - $2.60

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure by real estate investment trusts (“REITs”).  The Company believes that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. We believe that net income is the most directly comparable GAAP financial measure to FFO.

This item contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s 2009 earnings per share (diluted) and 2009 FFO per share (diluted).  The Company’s actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, the terms and size of the offering, the Company’s failure to obtain additional capital (debt, construction financing and or equity) or refinance debt maturities, future repurchases of debt, increased interest rates and operating costs, adverse economic or real estate developments in the Company’s markets, the Company’s failure to successfully complete and lease the Company’s existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, the Company’s failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	September 23, 2009	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer